Exhibit 10.9

LOAN AGREEMENT
(English Translation)

THIS LOAN AGREEMENT, is made this tenth day of January, 2009, by and among Harbin Tianmu Pharmaceuticals Co., Ltd., a Chinese corporation (hereinafter knows as “BORROWER”) and Mr. Mingli Yao (hereinafter knows as “LENDER”). BORROWER and LENDER shall collectively be known herein as “the Parties”. In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

In order to define the rights and obligations of the Borrowers and the Lender under relevant loan arrangements, the Parties hereby agree as follows:

Article 1 Amount and Interest Rate of Loan

1.1 Subject to the terms and conditions herein, the Lender agrees to provide the Borrowers with a loan with the principal of RMB 3,900,000.

1.2 The interest rate of the Loan hereunder is 7% per year.

Article 2 Use and Term of Loan

2.1	The term of the Loan hereunder shall be two(2) years, counted from the day when the Loan is provided and can be renewed every two years.

2.2	The loan should be used for the company and its future development.Board of directors must approve it in order to use the loan.

Article 3 Defaulting Liabilities

3.1 The Borrowers undertake to hold the Lender harmless and indemnify the Lender against any actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings which the Lender may suffer or be subject to as a result of any default by the Borrowers of its obligations hereunder.

3.2 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

This agreement is made out in three originals, one for each party and one for Harbin Tianmu Pharmaceuticals Co., Ltd. All of them have the same force and effect.

(Signature page)

IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be executed as of the date and in the place first set forth above.

By:/s/ Mingli Yao

Name: Mingli Yao

Harbin Tianmu Pharmaceuticals Co., Ltd

By:/s/ Mingli Yao

Name: Mingli Yao

Title: President